EXHIBIT 8.2

June 11, 2014

CBS Corporation

51 West 52nd Street

New York, New York 10019

Ladies and Gentlemen:

We have acted as special tax counsel to CBS Corporation (“CBS”) in connection with the proposed distribution by CBS to its shareholders of stock of CBS Outdoor Americas Inc. (“Outdoor Americas”), which owns and operates CBS’s outdoor advertising business, and certain other related transactions (collectively, the “Separation”). In connection with the Separation, CBS is offering its shareholders the right to exchange shares of CBS common stock for shares of Outdoor Americas common stock pursuant to an exchange offer described in a registration statement of Outdoor Americas on Form S–4 filed with the Securities and Exchange Commission (the “SEC”) (including all amendments and exhibits thereto) (the “Registration Statement”), and, to the extent that such exchange offer is not fully subscribed, effecting a subsequent exchange offer and/or distributing pro rata to its shareholders any remaining stock of Outdoor Americas held by CBS (such exchange offers and pro rata distribution, collectively, the “Split–Off”). This letter sets forth our opinion concerning certain U.S. federal income tax consequences of the Split–Off.1

In preparing our opinion, we have relied upon the accuracy and completeness of certain statements, representations, warranties, covenants and information made by representatives of CBS and its subsidiaries, including the accuracy and completeness of all representations and covenants set forth in the certificate issued on June 11, 2014 by officers of CBS (the “CBS Officer’s Certificate”). We have also relied upon the accuracy and completion of the statements, representations, warranties, covenants and information set forth in the following documents:

•	the requests for private letter rulings submitted by CBS to the Internal Revenue Service (the “Service”) (including all exhibits or attachments thereto), as supplemented and amended;

[1]	Unless otherwise indicated, all Section references herein are to the Internal Revenue Code of 1986, as amended (the “Code”).

CBS Corporation

June 11, 2014

•	the letter provided by Goldman, Sachs & Co regarding the business purpose for the Separation, including the Split–Off, attached to the CBS Officer’s Certificate;

•	the Registration Statement;

•	the registration statement of Outdoor Americas on Form S–11 filed with the SEC (including all amendments and exhibits thereto) with respect to the initial public offering (the “IPO”) of stock of Outdoor Americas;

•	the transaction agreements (including all schedules, exhibits or other attachments thereto) attached hereto (collectively, with the documents referred to in the preceding bullets and the Officer’s Certificate, the “Transaction Documents”); and

•	such other documents and records as we have deemed necessary or appropriate as a basis for the tax opinion set forth below.

For purposes of rendering our opinion, we have assumed that such statements, representations, warranties and information set forth in the Transaction Documents are true, correct and complete, and that such covenants will be complied with, in each case, without regard to any qualification as to knowledge, belief, intent or otherwise. CBS has received a private letter ruling (the “IRS Ruling”) from the Internal Revenue Service (the “Service”) regarding the tax–free status of the Split–Off, as well as certain other aspects of the Separation. Our opinion assumes and is expressly conditioned on, among other things, the statements, representations, warranties, covenants and information made by representatives of CBS and its subsidiaries, including those set forth in the Transaction Documents, as well as on the continuing validity and effectiveness of the IRS Ruling as of the date hereof and at all relevant times in the future. We have assumed that the transactions comprising the Separation will be consummated in the manner contemplated by the Registration Statement and the Transaction Documents. Our opinion further is expressly conditioned on the following: (i) an appropriate officer of each of CBS and Outdoor Americas will execute letters, in form and substance, similar to the Officer’s Certificate, at the time of the Split-Off and (ii) we will deliver an opinion regarding certain U.S. federal income tax consequences of the Split-Off, as described in the Registration Statement, at the time of the Split-Off.

CBS Corporation

June 11, 2014

In rendering our opinion, we have considered applicable provisions of the Code, the Treasury Regulations promulgated thereunder (the “Treasury Regulations”), pertinent judicial authorities, rulings of the Service, and such other authorities as we have considered relevant. The conclusions set forth herein are based on our analysis and interpretation of the applicable authorities and our views regarding the most appropriate interpretation of such authorities as applicable to the facts of the Split–Off. It should also be noted that such laws, Code, Treasury Regulations, judicial decisions, administrative interpretations, and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions herein. The issues analyzed in this opinion are complex and, in many instances, the relevant legal authorities are unclear in their application to the transaction at issue. Moreover, the conclusions reached with regard to certain issues herein may not be entirely consistent with positions previously advocated or adopted by the Service. Accordingly, there can be no assurance that our opinion will be accepted by the Service or, if challenged, by a court.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences,” it is our opinion that under current U.S. federal income tax law:

1. CBS stockholders will recognize no gain or loss upon the receipt of Outdoor Americas common stock in the Split–Off.

2. The basis of the Outdoor Americas common stock, including any fractional share deemed received, in the hands of a holder of CBS common stock who exchanges CBS common stock for Outdoor Americas common stock in the Split–Off will be, immediately after such Split–Off, the same as the basis of the CBS common stock exchanged therefor.

3. Each CBS stockholder’s holding period in the Outdoor Americas common stock received in the Split–Off will include the holding period of the CBS common stock exchanged therefor, provided such CBS common stock is held as a capital asset on the date of the Split–Off.

4. A holder of CBS common stock who receives cash in lieu of a fractional share of Outdoor Americas common stock in the Split–Off will recognize gain or loss measured by the difference between the basis of the fractional share deemed to be received, as determined above, and the amount of cash received. Any gain or loss will be treated as a capital gain or loss, provided the fractional share of stock is held as a capital asset on the date of the Split–Off.

Except as set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the Split-off, Separation or any other transaction or event contemplated by or referred to in the Registration Statement. This opinion is

CBS Corporation

June 11, 2014

expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent change in the facts stated, referenced, or assumed herein or of any subsequent change in applicable law. This opinion may not be used, circulated, quoted or otherwise referred to for any purpose without our express written permission. We consent to the use of our name in the Registration Statement and to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP